                                                                  EXHIBIT 5.1




                                April 17, 1997



(212) 351-4000                                                 C 15566-00010


Cityscape Financial Corp.
565 Taxter Road
Elmsford, NY 10523


                   Re:  REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

     We have examined the Registration Statement on form S-3 (the "Registration Statement"), File No. 333-11383, of Cityscape financial Corp., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with (i) the public offering from time to time by certain selling security holders of up to $79,380,000 aggregate principal amount of 6% Convertible subordinated Debentures due May 1, 2006 of the Company (the "Debentures") in an original aggregate principal amount of $143,750,000 and the shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") that are issuable upon conversion of the Debentures and (ii) the public offering by the Company of up to 800,000 shares of Common Stock that may be issued from time to time by the Company as additional consideration to induce conversion of the Debentures (the "Additional Stock").

     For the purposes of the opinions set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Debentures, as well as the issuance of shares of Common Stock, including the Additional Stock, upon conversion of the Debentures. In arriving at the following opinions, we have relied, among other things, upon our examination of such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined and subject to the receipt from the Commission of an order declaring the Registration Statement Effective, it is our opinion that:

     1. The Debentures, assuming due execution and delivery of the Indenture and authentication of the Debentures by the Trustee, are legally binding obligations of the Company.

     2. The shares of Common Stock issuable upon conversion of the Debentures, when issued in accordance with the terms and conditions of the Debentures and the Indenture, will be validly issued, fully paid and non-assessable.

     3. The shares of Additional Stock, when issued in connection with the induced conversion of the Debentures, will be validly issued, fully paid and non-assessable.

     Our opinion is subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditor's rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers; (ii) the limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (iii) our assumption that there exist no agreements, understandings or negotiations among the parties to the Indenture that would modify the terms thereof or the respective rights or obligations of the parties thereunder.

     We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America, the laws of the State of New York and, for the purposes of our opinion set forth in paragraphs 2 and 3 above, the General Corporation Law of the State of Delaware, all as in effect as of the date hereof. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

    We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


                                     Very truly yours,

                                     /s/ Gibson, Dunn & Crutcher LLP